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                                                                  EXHIBIT 4.3
                                FIRST AMENDMENT
                                     TO THE
                            LEAR SEATING CORPORATION
                             1992 STOCK OPTION PLAN


                   The Lear Holdings Corporation 1992 Stock Option Plan (the "Plan") is amended as follows:

                   1. The title of the Plan is amended by deleting the name "Lear Holdings Corporation" and replacing it with "Lear Seating Corporation".

                   2. Section 1 of the Plan is amended by deleting in the third line the name "Lear Holdings Corporation" and replacing it with the name "Lear Seating Corporation".

                   3. Section 2 of the Plan is amended by deleting the words "as in effect on the date hereof" at the end of the definition of "Stockholders Agreement" and replacing them with the following:
          ", as such agreement may be amended from time to time in accordance with the terms thereof."

                   4. Section 5(a) of the Plan is amended by deleting the first sentence thereof and replacing it with the following: "38,000 shares are allocated for award as Performance Goal Options to existing or future management employees."

                   5.      Section 8 of the Plan is amended by adding new
          Section 8(d) and (e) as follows:

                           (d)      Notwithstanding any other provision
                   contained in this Section 8, all Annual Options issued and not otherwise vested under the Plan shall vest as of December 31, 1993 provided that the option holder is employed with the Company or a subsidiary as of the effective date of the First Amendment to the Plan.

                           (e) All Annual Options vested as of December 31, 1993 shall become exercisable on the earlier of:

                                    (i)     the second anniversary of the
                   option holder's date of normal retirement (as such term is defined or otherwise provided) from the Company or a subsidiary under a tax-qualified pension benefit plan as sponsored by the Company or a subsidiary; or

                                    (ii)    September 28, 1996, provided the
                   option holder is either (i) employed with the Company or a subsidiary as of said date or (ii) the option holder's employment with the Company has terminated by reason of normal retirement prior to said date.
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                   6.      Section 9 of the Plan is amended by adding new
          paragraphs "(c)" and "(d)" as follows:

                           (c)      Notwithstanding any other provision
                   contained in this Section 9, all Cumulative Options issued and not otherwise vested under the Plan shall vest as of December 31, 1993 provided that the option holder is employed with the Company or a subsidiary as of the effective date of the First Amendment to the Plan.

                           (d)      All Cumulative Options vested as of
                   December 31, 1993 shall become exercisable on the earlier of:

                                    (i)     the second anniversary of the
                   option holder's date of normal retirement (as such term is defined or otherwise provided) from the Company or a subsidiary under a tax-qualified pension benefit plan as sponsored by the Company or a subsidiary; or

                                    (ii)    September 28, 1996, provided the
                   option holder is either (i) employed with the Company or a subsidiary as of said date or (ii) the option holder's employment with the Company has terminated by reason of normal retirement prior to said date.

                   7. Section 10 of the Plan is hereby deleted and under the heading for Section 10 the words "intentionally deleted" are hereby inserted.

                   8. Section 11 of the Plan is amended by adding new paragraphs "(c)" and "(d)" as follows:

                           (c)      Notwithstanding any other provision
                   contained in this Section 11, all Time Based Options issued and not otherwise vested under the Plan shall vest as of December 31, 1993 provided that the option holder is employed with the Company or a subsidiary as of the effective date of the First Amendment to the Plan.

                           (d)      All Time Based Options vested as of
                   December 31, 1993 shall become exercisable on the earlier of:

                                    (i)     the second anniversary of the
                   option holder's date of normal retirement (as such term is defined or otherwise provided) from the Company or a subsidiary under a tax-qualified pension benefit plan as sponsored by the Company or a subsidiary; or

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                                    (ii)    September 28, 1996, provided the
                   option holder is either (i) employed with the Company or a subsidiary as of said date or (ii) the option holder's employment with the Company has terminated by reason of normal retirement prior to said date.

                   9. Section 12 of the Plan is hereby deleted and under the heading for Section 12 the words "intentionally deleted" are hereby inserted.

                   10. Section 13 of the Plan is amended by adding a new paragraph "(e)" as follows:

                           (e) As of the effective date of the First Amendment of the Plan:

                                    (i)     Notwithstanding the provisions of
                   Sections 13(b) and 13(c), if, prior to September 28, 1996, an option holder's employment with the Company or a subsidiary is terminated, other than by reason of normal retirement (as such term is defined or otherwise provided), death or permanent and total disability, all options held as of December 31, 1993 by such person shall become exercisable on September 1, 2001;

                                    (ii)  Notwithstanding the provisions of
                   Section 13(c), if, prior to September 28, 1996, an option holder's employment with the Company or a subsidiary is terminated for "permanent and total disability" as defined by Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, all options held as of December 31, 1993 by such person shall become exercisable on September 28, 1996 and for a period of 90 days thereafter. Options held by the option holder that are not exercised within said period terminate;

                                    (iii)  Notwithstanding the provisions of
                   Section 13(d), if an option holder's employment with the Company or a subsidiary is terminated because of the option holder's death prior to September 28, 1996, all options held by said option holder shall become exercisable by the option holder's personal representative or devisee on September 28, 1996 and for a period of 90 days thereafter. Options held by the deceased option holder that are not exercised within said period terminate; and

                                    (iv)     Notwithstanding any provision of
                   the Plan to the contrary, any option may be exercised under this Plan at any time with the express written consent of the Board of Directors of the Company, as approved by the stockholders.

                   11. Section 14 of the Plan is amended by adding the following sentence at the end thereof. "Notwithstanding the foregoing, the requirements of this Section 14 shall not apply

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          to Options granted on or after December 31, 1993 to persons who are not at the time of the grant parties to the Stockholders Agreement."

                   This First Amendment to the Plan shall become effective as of December 31, 1993.


                                           LEAR SEATING CORPORATION


                                           By ________________________________
                                           Date ______________________________

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